Exhibit 99

            National Lampoon, Inc. Appoints Bruce Long as President; Company Builds upon Management Team with Industry Veteran


    LOS ANGELES--(BUSINESS WIRE)--July 10, 2006--National Lampoon, Inc. (AMEX:NLN), the most widely recognized brand in comedy, today announced the appointment of Bruce Long as President.
    Mr. Long has served as the company's Chief Operating Officer in a consulting capacity since early 2006. In his new position he will continue to oversee all aspects of National Lampoon's production, distribution, and network operations. Together with the company's Chief Executive Officer, Daniel S. Laikin, Long will work to oversee operations and execution throughout all National Lampoon media and entertainment arms, including National Lampoon films, National Lampoon College, National Lampoon's TogaTV, and the National Lampoon Humor Network. They will also work to more aggressively implement additional strategic planning tactics to leverage and expand the brand's distribution across more media.
    Speaking on behalf of the company, Mr. Laikin said, "It's an honor to have Bruce join National Lampoon and help bring his experience and dedication to the company. Having worked closely with him since the start of the year, it's exciting to have another person on the team who truly gets the vision and is helping move the company towards our shared goals. His leadership and management background will be invaluable to our company's growth."
    Mr. Long stated, "This is an exciting time at National Lampoon and I look forward to helping execute and expand the initiatives the company has taken. Over the last couple years they have built distribution outlets and have re-energized and leveraged the brand into all areas of media and entertainment, we are now continuing to focus aggressively on increasing revenue generation across these platforms."
    "I look forward to continue working with a great team of people and helping build a future that will drive greater value for our shareowners, employees and consumers," Long added.
    Long joins National Lampoon from Technicolor Creative Services, where since 2001, he was Executive Vice President of Strategic Planning and Business Development. Long was responsible for the technical vision of the company, integration, new business, and acquisitions. During his tenure at Technicolor, Long also handled the development and integration of new services for asset management and digital distribution platforms including mobile, Internet, digital cinema and digital capture based feature post-production.
    Prior to Technicolor, Long served as Chief Executive Officer of Ionic Worldwide Studios, an interactive content start-up company launched with Mike Medavoy and Troy Bolotnick. He founded and launched Heroes Title Design and Encore Visual Effects Company, serving as president of Encore Video. The combined companies were eventually sold to Liberty Media.
    His early career highlights include a stint as a comedian, performing in Los Angeles with The Lunatics (L.A. based improvisational troupe). He worked as a theater director, actor, and producer for 10 years in Los Angeles.
    Long also spent the early part of his career in the music industry, working as Director of College Promotions for Columbia Records and was Chief Financial Officer of Headfirst Records. He worked in music management at Acme Moving and Management in LA.

    About National Lampoon

    National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including National Lampoon's Animal House, the National Lampoon Vacation series and National Lampoon's van Wilder. The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18 to 24 year old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division, and Licensing Division.

    Forward-Looking Statements

    This press release contains forward-looking statements, which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties, which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, whose filings are available on the SEC's website at Sec.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: National Lampoon, Inc.
             Daniel Laikin, 310-474-5252